CERTIFICATE OF MERGER
                               OF
                 WORLDWIDE WIRELESS NETWORKS, INC.
                      a Nevada corporation
                              and
                      TARRAB CAPITAL GROUP
                      a Nevada corporation



     The undersigned corporations, WORLDWIDE WIRELESS NETWORKS, INC., a Nevada corporation ("WWN"), and TARRAB CAPITAL GROUP, a Nevada corporation ("TCG"), do hereby certify:

     1. WWN is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on June 10, 1992.

     2. TCG is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on November 22, 1999.

     3. WWN and TCG are parties to a Merger Agreement, as amended, pursuant to which TCG will be merged with and into WWN. Upon completion of the merger WWN will be the surviving corporation in the merger and TCG will be dissolved. Pursuant to the Merger Agreement the stockholders of TCG will receive stock in WWN.

     4. The Articles of Incorporation and Bylaws of WWN as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of February 10, 2000, which sets forth the plan of merger providing for the merger of TCG with and into WWN is on file at the corporate offices of WWN.

     6. A copy of the Merger Agreement will be furnished by WWN on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of TCG at a meeting held February 10, 2000.

     8. TCG has 5,000,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of TCG held February 10, 2000 all 5,000,000 shares voted in favor of the merger.

     9. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of WWN at a meeting held February 10, 2000.

     10. Stockholder approval of the Agreement and Plan of Merger by the Stockholders of WWN is not required pursuant to NRS 92A.130(1).

     11. The manner in which the exchange of issued shares of WWN shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 10th day of February, 2000.


WORLDWIDE WIRELESS                             TARRAB CAPITAL GROUP
NETWORKS, INC.                                 a Nevada Corporation
a Nevada corporation


By /s/ Dennis Shen                        By /s/ Andreas Commins
       -----------                               ---------------
       DENNIS SHEN, President                    ANDREAS  COMMINS, President


By /s/ Susan Shen                         By /s/ Andreas Commins
       ----------                                ---------------
       SUSAN SHEN, Secretary                     ANDREAS COMMINS, Secretary



STATE OF UTAH       )
                    )  SS:
COUNTY OF Salt Lake )

     On 2-10-00 before me, a Notary Public, personally appeared  DENNIS
SHEN who is the President of WORLDWIDE WIRELESS NETWORKS, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ John Clayton
                                  ------------
                                  John Clayton
                                  Notary Public

STATE OF UTAH       )
                    )  SS:
COUNTY OF Salt Lake )

     On 2-10-00 before me, a Notary Public, personally  appeared  SUSAN
SHEN who is the Secretary of WORLDWIDE WIRELESS NETWORKS, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacities and that, by her signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ John Clayton
                                  ------------
                                  John Clayton
                                  Notary Public


STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On 2-10-00 before me, a Notary Public, personally appeared ANDREAS COMMINS who is the President and Secretary of TARRAB CAPITAL GROUP and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debra Amigone
                                  -------------
                                  Debra Amigone
                                  Notary Public